Exhibit 10.12

EVIDENCE OF INDEBTEDNESS

This Evidence of Indebtedness (the “Note”) is made effective as of October 1, 2004 to evidence indebtedness of South Padre Island Development, L.P., a Delaware limited partnership (now South Padre Island Development, LLC, a Delaware limited liability company) (“Maker”) to Barton Theatre Company, an Oklahoma corporation (“Original Payee”) as of October 1, 2004.  On October 1, 2004, Maker became a wholly-owned subsidiary of Landmark Land Company, Inc., a Delaware corporation and on such date Maker assumed an obligation to Original Payee in the principal amount of Five Hundred Fifty-eight Thousand, Four Hundred Seventy-five and 32/100 Dollars ($558,475.32), together with accrued interest in the amount of One Hundred Forty-five Thousand, Four Hundred Seventeen and 80/100 Dollar ($145,417.80).  Maker further acknowledges that the Original Payee assigned the Note to Newco XXV, Inc. (the “New Payee”) on November 30, 2004.

As used in this Note, the following terms shall have the respective meanings indicated below:

“Loan Interest Rate” means 12% per annum.

“Maturity Date” is on demand.

The principal hereof shall bear interest at a rate per annum which shall be equal to the Loan Interest Rate.

All principal and accrued interest and other amounts due hereunder shall be paid in full on or prior to the Maturity Date.  The Note may be prepaid in whole or in part, without penalty.

An Event of Default shall be a default in the payment of any payment of principal or interest when due hereunder.

This Note shall be binding upon Maker, any surety and/or guarantor hereunder, and their heirs, legal representatives, successors and assigns respectively and the terms hereof shall inure to the benefit of the holder, its heirs, legal representatives, successors and assigns. This Note may not be amended, modified or supplemented except by an instrument in writing signed by Maker and the then holder.  The New Payee may at any time and from time to time, without the consent of Maker, assign all or any portion of its rights under this Note to one or more persons.

MAKER:

SOUTH PADRE ISLAND DEVELOPMENT, L.P.,
a Delaware corporation (now South Padre Island
Development, LLC)
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By:                      /s/ JOE OLREE
Name:                Joe Olree
Title:                   ice President